Exhibit 10.1

EXECUTION VERSION

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (this “Agreement”) is entered into on October 29, 2019 by and between Zyla Life Sciences, a Delaware corporation (the “Company”), and Robert S. Radie (the “Executive”).

WHEREAS, the Executive is employed by the Company as its President and Chief Executive Officer pursuant to an employment agreement between the Company (f/k/a Egalet Corporation) and the Executive, dated February 11, 2014 (the “Employment Agreement”); and

WHEREAS, the Executive and the Company mutually desire to terminate the Executive’s employment with the Company upon the terms set forth herein.

NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the Executive and the Company hereby agree as follows:

1.                                      Termination. The Executive’s position as an employee, and in any other capacity (including as a director, officer, manager, or similar position) with the Company and its affiliates shall terminate on December 31, 2019 (the “Separation Date”); provided, however, that, effective as of October 22, 2019, the Executive has resigned from his positions as a member of the Board of Directors of the Company (the “Board”) and as the President and Chief Executive Officer of the Company.  All benefits and perquisites of employment shall cease as of the Separation Date, except as otherwise specifically provided herein. The Employment Agreement shall terminate as of the Separation Date; provided, however, that, notwithstanding anything to the contrary in this Agreement, Section 5 and Sections 7 through and including 12 of the Employment Agreement shall survive the termination of the Executive’s employment with the Company and continue to apply in accordance with their terms.  All payments due to the Executive from the Company or any of its affiliates on and after the Separation Date shall be determined under the applicable provisions of this Agreement.  The Company and the Executive acknowledge and agree that, to the extent unpaid as of the Separation Date, the Executive is entitled to receive the payment for (i) any Base Salary (as defined in the Employment Agreement), as in effect on the date it was earned ($580,000), that is earned but unpaid as of the Separation Date, (ii) any accrued but unused vacation days as of the Separation Date in accordance with the Company’s vacation policy and (iii) reimbursement for any business expenses incurred prior to, but not reimbursed as of, the Separation Date, to the extent reimbursable in accordance with the Company’s business expense reimbursement policies (collectively, the payments and benefits described in clauses (i) through (iii), the “Accrued Benefits”).

2.                                      Transition Period.  During the period commencing on the date of this Agreement and ending on the Separation Date (the “Transition Period”), the Executive shall continue to be employed by the Company upon the terms set forth in the Employment Agreement; provided, however, that, (i) the Executive shall no longer be the Company’s President and Chief Executive Officer from and after the date of this Agreement and instead shall continue to act as the Company’s principal financial officer during the Transition Period, and in such capacity shall review and sign the Company’s Form 10-Q for the third quarter of the Company’s fiscal year 2019 and carry out such other reasonable duties and responsibilities as may be requested by the Board and/or the Company’s Chief Executive Officer, (ii) the Employment Agreement shall be interpreted and applied in a manner that is consistent with the changes to the Executive’s role during the Transition Period as contemplated hereby and (iii) during the Transition Period (or any portion thereof), the Company in its sole discretion may require the Executive to work from his residence (or place the Executive on garden leave) and may limit or restrict the Executive’s access to any of the premises, employees, consultants, independent contractors, customers, suppliers, vendors, confidential information and property of the Company or any of its affiliates.  During the Transition Period and for a period of six (6) years thereafter, in his capacity as a current or former officer and/or director of the Company, the Executive shall be entitled to any indemnification rights expressly provided in the Company’s by-laws and shall be covered by the Company’s D&O insurance policy as in effect from time to time, in accordance with, and to the extent provided under, the terms and conditions of such by-laws and such D&O insurance policy.

3.                                      Severance Benefits.  Provided that (i) the Executive executes (and does not revoke) this Agreement, (ii) the Executive remains employed with the Company during the Transition Period and no grounds to terminate his employment for Cause (as defined in the Employment Agreement) arise during the Transition Period, (iii) the Executive does not breach any provision of the Employment Agreement (taking into account the provisions of Section 2 hereof), (iv) the Executive executes the General Release of Claims attached hereto as Exhibit A (the “Release”) within 21 days after the Separation Date (and in no event before the Separation Date) and does not revoke the Release and (v) the Executive does not breach any material provision of this Agreement or the Release, then the Company shall provide the Executive with the following payments and benefits (collectively, the payments and benefits described in clauses (a) through (c) below, the “Severance Benefits”):

(a)                                 an amount equal to one (1) times the Executive’s Base Salary as in effect as of the date of this Agreement (i.e., $580,000), payable in substantially equal installments over the twelve (12) month period immediately following the Separation Date (the “Severance Period”) in accordance with the Company’s regular payroll practices, commencing on the first payroll date following the Effective Date (as defined in the Release) (with the first such payment to include a catch-up for any payments that would have been made had the Effective Date been on the Separation Date);

(b)                                 (i) during the portion of the Severance Period during which the Executive and his eligible dependents are eligible for, and timely elect, COBRA coverage, reimbursements for COBRA premiums for the Executive’s and his eligible dependents’ health coverage under the Company’s health plan (less the portion of the premiums that the Executive would have been required to pay had he remained employed by the Company) and (ii) during the portion of the Severance Period during which the Executive and his eligible dependents cease to be eligible for COBRA coverage under the Company’s plans (except as a result of the Executive or any of his eligible dependents becoming eligible for coverage under the health plan of a subsequent employer), reimbursement for all reasonable premium costs incurred by the Executive to provide private health insurance coverage for the Executive and his eligible dependents that is substantially equivalent to the Company-provided health insurance by which the Executive and his eligible dependents were covered as of the Separation Date (less the amounts that the

Executive would have been required to contribute for a comparable coverage under the Company’s health plans had the Executive remained employed by the Company); provided, however, that, in each case of clauses (i) and (ii), such reimbursements shall cease on the earlier of (x) the last day of the Severance Period and (y) the date on which the Executive becomes eligible for coverage under the medical plans of a subsequent employer; provided, further, that, no reimbursements described in this Section 3(b) shall be provided to the extent that they would result in a violation of any non-discrimination rule or would otherwise result in any fine, penalty or excise tax to the Company or any of its affiliates; and

(c)                                  immediate vesting upon the Separation Date of 132,000 restricted stock units of the Company (which consist of 66,000 time-based restricted stock units of the Company and 66,000 performance-based restricted stock units of the Company, each otherwise eligible to vest on March 20, 2020) granted to the Executive pursuant to that certain Time-Based Restricted Stock Unit Award Agreement and that certain Performance Restricted Stock Unit Award Agreement, each entered into as of March 26, 2019 between the Company (f/k/a Egalet Corporation) and the Executive, with the Executive to receive one share of the Company’s common stock, par value $0.001 per share (a “Share”), in settlement for each such restricted stock unit within 45 days after the Separation Date; provided that, at the Executive’s election, the Company shall reduce the number of Shares that would otherwise be received by the Executive in settlement of such restricted stock units, by the whole number of Shares having an aggregate fair market value (as determined by the Company in its sole discretion) as of the date on which an obligation to withhold taxes with respect to the Executive arises in connection with the settlement of such restricted stock units equal to the amount necessary to satisfy solely the Executive’s (and not the Company’s) portion of such obligation at the applicable federal, state and local tax withholding rates based on the withholding allowances specified in Executive’s Form W-4 and equivalent state and local tax withholding forms then on file with the Company, with any fraction of a Share which would be required to be withheld to satisfy such an obligation to be disregarded and the remaining amount due to be paid in cash by the Executive; it being further understood and agreed by the Executive that all other time-based and performance-based restricted stock units of the Company granted to the Executive that are outstanding but unvested as of the Separation Date will be forfeited immediately upon the Separation Date, with no compensation or other payment due therefor, in accordance with the applicable award agreements.

4.                                      Consideration.  The Executive acknowledges that: (i) the Accrued Benefits and the Severance Benefits constitute full settlement of all his rights under the Employment Agreement, (ii) he has no entitlement under any other severance or similar arrangement maintained by the Company or any of its affiliates, and (iii) except as otherwise provided specifically in this Agreement, the Company does not and will not have any other liability or obligation to the Executive by reason of the cessation of his employment.  The Executive further acknowledges that, in the absence of his execution and non-revocation of this Agreement and the Release, the Severance Benefits would not otherwise be due to him.  The Executive further acknowledges and agrees that payment and provision of the Severance Benefits are conditioned upon the Executive’s compliance with his obligations under this Agreement and the Release and his compliance with the restrictive covenants set forth in Sections 8 and 9 of the Employment Agreement (the “Restrictive Covenants”). The Severance Benefits shall immediately terminate (and to the extent any have previously been paid, shall be immediately repayable to the

Company) in the event the Executive breaches any obligation under this Agreement, the Release or the Restrictive Covenants; provided that, in all cases, the Executive shall continue to be subject to such obligations in accordance with their terms.

5.                                      Executive’s Release.  The Executive on his own behalf and together with his heirs, assigns, executors, agents and representatives hereby generally releases and discharges the Company and its predecessors, successors (by merger or otherwise), parents, subsidiaries, affiliates and assigns, together with each and every of their present, past and future officers, managers, directors, shareholders, members, general partners, limited partners, employees and agents and the heirs and executors of same, and all other persons or entities who/that might be claimed to be jointly or severally liable with any of the persons or entities named previously (herein collectively referred to as the “Releasees”) from any and all suits, causes of action, complaints, obligations, demands, common law or statutory claims of any kind, whether in law or in equity, direct or indirect, known or unknown (hereinafter “Claims”), which the Executive ever had, now has or may have against the Releasees, or any one of them arising at any time up to and including the date on which the Executive signs this Agreement.  The Claims released hereby specifically include, but are not limited to:

(a)                                 any and all Claims arising out of or relating to the Executive’s employment with or service to the Company or any of its affiliates, or the termination thereof;

(b)                                 any and all Claims for wages and benefits including, without limitation, salary, stock options, stock, royalties, license fees, health and welfare benefits, severance pay, vacation pay, and bonuses;

(c)                                  any and all Claims for wrongful discharge, breach of contract, whether express or implied, and Claims for breach of implied covenants of good faith and fair dealing;

(d)                                 any and all Claims for alleged employment discrimination on the basis of race, color, religion, sex, age, national origin, veteran status, disability, handicap or any other protected characteristic, or retaliation in violation of any federal, state or local statute, ordinance, judicial precedent or executive order, including but not limited to claims for discrimination or retaliation under the following statutes: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq.; the Civil Rights Act of 1866, 42 U.S.C. §1981; the Civil Rights Act of 1991; the Age Discrimination in Employment Act, as amended, 29 U.S.C. §621 et seq.; the Older Workers Benefit Protection Act 29 U.S.C. §§ 623, 626 and 630; the Rehabilitation Act of 1972, as amended, 29 U.S.C. §701 et seq.; the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. §2601, et seq.; the Fair Labor Standards Act, as amended, 29 U.S.C. §201, et seq.; the Fair Credit Reporting Act, as amended, 15 U.S.C. §1681, et seq.;  and the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1000, et seq. (“ERISA”) or any comparable state statute or local ordinance;

(e)                                  any and all Claims under any federal or state statute relating to employee benefits or pensions;

(f)                                   any and all Claims in tort, including but not limited to, any Claims for assault, battery, misrepresentation, defamation, interference with contract or prospective economic advantage, intentional or negligent infliction of emotional distress, duress, loss of consortium, invasion of privacy and negligence; and

(g)                                  any and all Claims for attorneys’ fees and costs.

The Executive expressly represents that he has not filed a lawsuit or initiated any other administrative proceeding against any Releasee.  The Executive further promises not to initiate a lawsuit or to bring any other Claim against any Releasee asserting a Claim that is released by this Agreement.  If he does so, and the action is found to be barred in whole or in part by this Agreement, the Executive agrees to pay the attorneys’ fees and costs, or the proportions thereof, incurred by the applicable Releasee in defending against those Claims that are found to be barred by this Agreement, and the Company’s obligation to provide the Severance Benefits shall immediately cease and any Severance Benefits previously paid or provided shall be immediately repayable; provided, however, that in all cases, this Agreement shall continue to be fully effective and enforceable.  Notwithstanding the foregoing, nothing in this Agreement precludes  the Executive from bringing a Claim to enforce the terms of this Agreement, and in the event that the Executive brings such a Claim, the prevailing party in such Claim shall be entitled to receive from the non-prevailing party reimbursement for the reasonable attorneys’ fees that such prevailing party incurred in prosecuting or defending such Claim.  Furthermore, nothing in this Agreement precludes the Executive from challenging the validity of the release herein under the requirements of the Age Discrimination in Employment Act, and the Executive shall not be responsible for reimbursing the attorneys’ fees and costs of the Releasees in connection with such a challenge to the validity of the release, nor shall the Severance Benefits cease or be repayable in the event of such a challenge.  The Executive acknowledges, however, that the release contained herein applies to all Claims that he has under the Age Discrimination in Employment Act, and that, unless the release is held to be invalid, all of the Executive’s Claims under the Age Discrimination in Employment Act shall be extinguished by his execution of this Agreement.  In addition, nothing in this Agreement shall preclude or prevent the Executive from filing a charge with, participating in an investigation by or proceeding before, communicating with, or providing truthful information to any governmental agency, entity or self-regulatory organization, including, but not limited to the United States Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General or other government agency (individually, a “Governmental Agency,” and collectively, the “Governmental Agencies”), but the Executive acknowledges and agrees that the Executive shall not seek or accept any relief obtained on the Executive’s behalf in any proceeding by any Governmental Agency, private party, class, or otherwise with respect to any Claims covered by the release in this Section 5 (except that this Agreement does not limit the Executive’s right to receive a bounty or reward or award for information provided to any Governmental Agency).  Furthermore, if any Claim is not subject to release, to the extent permitted by applicable law, the Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Releasees is a party.  Nothing in this Agreement or otherwise shall prohibit the Executive from reporting possible violations of federal law or regulation to any Governmental Agency, or making other disclosures that are protected under the whistleblower provisions of any applicable law or regulation (it being understood that the Executive does not need the prior authorization of the Company to make any such reports or disclosures or to notify the Company that the Executive has made such reports or disclosures).

6.                                      Acknowledgment.  The Executive understands that the release of Claims contained in this Agreement extends to all of the aforementioned Claims and potential Claims which arose on or before the date that the Executive signs this Agreement, whether now known or unknown, suspected or unsuspected, and that this constitutes an essential term of this Agreement.  The Executive further understands and acknowledges the significance and consequences of this Agreement and of each specific release and waiver, and expressly consents that this Agreement shall be given full force and effect to each and all of its express terms and provisions, including those relating to unknown and uncompensated Claims, if any, as well as those relating to any other Claims specified herein.  The Executive hereby waives any right or Claim that the Executive may have to employment, reinstatement or re-employment with the Company.

7.                                      Remedies.  All remedies at law or in equity shall be available to the Releasees for the enforcement of the release contained in this Agreement.  The release hereunder may be pleaded as a full bar to the enforcement of any Claim released by this Agreement that the Executive may assert against the Releasees.

8.                                      No Admission of Liability.  This Agreement is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by any party hereto to the other party.  The Executive acknowledges that the Releasees specifically deny any such violations, and the Company acknowledges that the Executive specifically denies any such violations.

9.                                      Legal Fees.  The Company shall reimburse the Executive for all reasonable and documented legal fees incurred by the Executive in connection with the negotiation and execution of this Agreement and the Release, with the total amount of such reimbursements not to exceed $5,000.  All such reimbursements shall be made within 30 days after submission of evidence of such legal fees to the satisfaction of the Company, and in all events no later than December 31, 2019.

10.                               Taxes.  Other than the Company’s obligation to withhold taxes as required by law or regulation, the Executive shall be solely responsible for any taxes imposed on the Executive as a result of the payment or provision of the Severance Benefits and the Accrued Benefits.

11.                               Counterparts. This Agreement may be executed in counterparts and delivered by facsimile transmission or electronic transmission in “portable document format,” each of which shall be an original and which taken together shall constitute one and the same document.

12.                               Cooperation in Drafting. Each party hereto has cooperated in the drafting and preparation of this Agreement.  Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

13.                               Incorporation.  The provisions of the Restrictive Covenants are incorporated herein by reference as if included in this Agreement, except that (i) clause (A) of Section 8(b)(i) of the Employment Agreement is hereby deleted and no longer applicable and (ii) clause (C) of

Section 8(b)(i) of the Employment Agreement is hereby amended to read as follows: “is engaged in any other activities that are otherwise directly competitive with the business of the Company or its affiliates as conducted or proposed to be conducted as of the termination date.”  Notwithstanding anything to the contrary in this Agreement, the Employment Agreement, or otherwise, in accordance with the Defend Trade Secrets Act of 2016, (i) the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (I) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (II) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (ii) if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose a trade secret to the Executive’s attorney and use the trade secret information in the court proceeding, if the Executive files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

14.                               Non-Disparagement.  During the Transition Period and at all times thereafter, (x) the Executive shall not, directly or indirectly, make any public or private statements (whether orally, in writing, via electronic transmission, or otherwise) that disparage, denigrate or malign (i) the Company or any of its affiliates, (ii) any of the businesses, activities, operations, affairs or reputations of the Company or any of its affiliates or (iii) any of the officers, employees, directors, managers, partners (general and limited), agents, members or shareholders of the Company or any of its affiliates, and (y) the Company shall not direct or authorize any of its employees or directors to, directly or indirectly, make any public or private statements (whether orally, in writing, via electronic transmission, or otherwise) that disparage, denigrate or malign (i) the Executive or (ii) any of his affairs, reputations or prospects.  No obligation under this Section 14 shall be violated by truthful statements (A) made to any governmental authority or (B) which are in connection with legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).  Without limiting the foregoing, in the event of any request for a reference or any other inquiry by a prospective employer of the Executive, the Company will provide to such prospective employer solely a confirmation of the past or present employment of the Executive by the Company, the dates of such employment and the Executive’s title and base salary during such employment, and the provision of such information by the Company to the prospective employer shall in no event be treated as a breach of any obligation set forth in this Section 14.

15.                               Complete Agreement.  This Agreement, the Release and the Sections of the Employment Agreement that survive the Separation Date (as set forth in Section 1 above) constitute and contain the entire agreement and final understanding between the parties hereto concerning the subject matter hereof, and supersede and replace all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning such subject matter (including, without limitation, the Employment Agreement).

16.                               Severability.  If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, then such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms or provisions hereof, and such term or provision shall be deemed modified to the extent necessary to make it enforceable.

17.                               Modification; Waiver. This Agreement may not be amended or modified other than by a written agreement executed by the Executive and the Company.  No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

18.                               Successors and Beneficiaries.  This Agreement is personal to the Executive and shall not, without the prior written consent of the Company, be assignable by the Executive, provided, however, that the benefits provided for in this Agreement shall inure to the benefit of the Executive’s heirs, estate, executors, administrators, trustees, or representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes.  The parties hereto agree that each of the Releasees shall be an express third-party beneficiary of this Agreement and may enforce its terms.

19.                               Advice of Counsel; Revocation Period.  The Executive is hereby advised to seek the advice of counsel prior to signing this Agreement.  The Executive hereby acknowledges that the Executive is acting of his own free will, that he has been afforded a reasonable time to read and review the terms of this Agreement, and that he is voluntarily executing this Agreement with full knowledge of its provisions and effects.  The Executive further acknowledges that he has been given at least TWENTY-ONE (21) days within which to consider this Agreement and that he has SEVEN (7) days following his execution of this Agreement to revoke his acceptance, with this Agreement not becoming effective until the 7-day revocation period has expired.  This Agreement may not be revoked after the expiration of the aforementioned 7-day revocation period.  The Executive further acknowledges that any changes made to this Agreement, whether material or nonmaterial, do not restart the aforementioned 21-day consideration period.  If the Executive elects to (and does) timely revoke his execution of this Agreement, this Agreement shall not become effective and the Executive must provide written notice of such revocation by certified mail (postmarked no later than seven days after the date the Executive executed this Agreement) to:

Zyla Life Sciences
600 Lee Road
Suite 100
Wayne, PA 19087
Attention: General Counsel

20.                               Representations and Warranties.  The Executive represents and warrants that he has not assigned any Claim that he purports to release hereunder and that he has the full power and authority to enter into this Agreement and bind each of the persons and entities that the Executive purports to bind.  The Executive further represents and warrants that he is bound by, and agrees to be bound by, the Restrictive Covenants and any other restrictive covenants contained in any agreement between the Executive and the Company or any of its affiliates, in all cases, in accordance with the terms thereof.

21.                               Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.  This Agreement shall be governed by the laws of the State of Delaware without regard to the conflict of law principles of any jurisdiction.  Any legal proceeding arising out of or relating to this Agreement or the Executive’s employment or service with the Company or any of its affiliates (or the termination thereof) will be instituted in the United States District Court for the District of Delaware (or if federal jurisdiction does not exist, in the state courts located in Wilmington, Delaware) and the applicable courts of appeal covering such courts, and the Executive hereby consents to the personal and exclusive jurisdiction of such court(s) and hereby waives any objection(s) that he may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.  THE COMPANY AND THE EXECUTIVE HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE EXECUTIVE’S EMPLOYMENT OR SERVICE WITH THE COMPANY OR ANY OF ITS AFFILIATES OR THE TERMINATION THEREOF, OR THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT OF THIS AGREEMENT (WHETHER ARISING IN CONTRACT, EQUITY, TORT OR OTHERWISE).

[signature page follows]

IN WITNESS WHEREOF, I have read the foregoing Separation and General Release Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

EXECUTED this 29th day of October, 2019.

EXECUTIVE

/s/ ROBERT S. RADIE
Robert S. Radie

EXECUTED this 30th day of October, 2019.

ZYLA LIFE SCIENCES

By:	/s/ TIMOTHY P. WALBERT
Name: Timothy P. Walbert
Title: Chairman of the Board

EXHIBIT A

GENERAL RELEASE OF CLAIMS

IN CONSIDERATION OF the payments and benefits (the “Severance Benefits”) to be provided pursuant to Section 3 of the Separation and General Release Agreement (the “Separation Agreement”), dated October 29, 2019, by and between Zyla Life Sciences, a Delaware corporation (the “Company”), and Robert S. Radie (the “Executive”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive hereby executes this General Release of Claims (this “Release”).  Capitalized terms not otherwise defined in this Release shall have the meanings set forth in the Separation Agreement.

1.                                      General Release.  The Executive on his own behalf and together with his heirs, assigns, executors, agents and representatives hereby generally releases and discharges the Company and its predecessors, successors (by merger or otherwise), parents, subsidiaries, affiliates and assigns, together with each and every of their present, past and future officers, managers, directors, shareholders, members, general partners, limited partners, employees and agents and the heirs and executors of same, and all other persons or entities who/that might be claimed to be jointly or severally liable with any of the persons or entities named previously (herein collectively referred to as the “Releasees”) from any and all suits, causes of action, complaints, obligations, demands, common law or statutory claims of any kind, whether in law or in equity, direct or indirect, known or unknown (hereinafter “Claims”), which the Executive ever had, now has or may have against the Releasees, or any one of them arising at any time up to and including the date on which the Executive signs this Release.  The Claims released hereby specifically include, but are not limited to:

(a)                                 any and all Claims arising out of or relating to the Executive’s employment with or service to the Company or any of its affiliates, or the termination thereof;

(b)                                 any and all Claims for wages and benefits including, without limitation, salary, stock options, stock, royalties, license fees, health and welfare benefits, severance pay, vacation pay, and bonuses;

(c)                                  any and all Claims for wrongful discharge, breach of contract, whether express or implied, and Claims for breach of implied covenants of good faith and fair dealing;

(d)                                 any and all Claims for alleged employment discrimination on the basis of race, color, religion, sex, age, national origin, veteran status, disability, handicap or any other protected characteristic, or retaliation in violation of any federal, state or local statute, ordinance, judicial precedent or executive order, including but not limited to claims for discrimination or retaliation under the following statutes: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq.; the Civil Rights Act of 1866, 42 U.S.C. §1981; the Civil Rights Act of 1991; the Age Discrimination in Employment Act, as amended, 29 U.S.C. §621 et seq.; the Older Workers Benefit Protection Act 29 U.S.C. §§ 623, 626 and 630; the Rehabilitation Act of 1972, as amended, 29 U.S.C. §701 et seq.; the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. §2601, et seq.; the Fair Labor Standards

Act, as amended, 29 U.S.C. §201, et seq.; the Fair Credit Reporting Act, as amended, 15 U.S.C. §1681, et seq.;  and the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1000, et seq. (“ERISA”) or any comparable state statute or local ordinance;

(e)                                  any and all Claims under any federal or state statute relating to employee benefits or pensions;

(f)                                   any and all Claims in tort, including but not limited to, any Claims for assault, battery, misrepresentation, defamation, interference with contract or prospective economic advantage, intentional or negligent infliction of emotional distress, duress, loss of consortium, invasion of privacy and negligence; and

(g)                                  any and all Claims for attorneys’ fees and costs.

The Executive expressly represents that he has not filed a lawsuit or initiated any other administrative proceeding against any Releasee.  The Executive further promises not to initiate a lawsuit or to bring any other Claim against any Releasee asserting a Claim that is released by this Release.  If he does so, and the action is found to be barred in whole or in part by this Release, the Executive agrees to pay the attorneys’ fees and costs, or the proportions thereof, incurred by the applicable Releasee in defending against those Claims that are found to be barred by this Release, and the Company’s obligation to provide the Severance Benefits shall immediately cease and any Severance Benefits previously paid or provided shall be immediately repayable; provided, however, that in all cases, this Release shall continue to be fully effective and enforceable.  Notwithstanding the foregoing, nothing in this Release precludes the Executive from bringing a Claim to enforce the terms of this Release, and in the event that the Executive brings such a Claim, the prevailing party in such Claim shall be entitled to receive from the non-prevailing party reimbursement for the reasonable attorneys’ fees that such prevailing party incurred in prosecuting or defending such Claim.  Furthermore, nothing in this Release precludes the Executive from challenging the validity of the release herein under the requirements of the Age Discrimination in Employment Act, and the Executive shall not be responsible for reimbursing the attorneys’ fees and costs of the Releasees in connection with such a challenge to the validity of the release, nor shall the Severance Benefits cease or be repayable in the event of such a challenge.  The Executive acknowledges, however, that the release contained herein applies to all Claims that he has under the Age Discrimination in Employment Act, and that, unless the release is held to be invalid, all of the Executive’s Claims under the Age Discrimination in Employment Act shall be extinguished by his execution of this Release.  In addition, nothing in this Release shall preclude or prevent the Executive from filing a charge with, participating in an investigation by or proceeding before, communicating with, or providing truthful information to any governmental agency, entity or self-regulatory organization, including, but not limited to the United States Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General or other government agency (individually, a “Governmental Agency,” and collectively, the “Governmental Agencies”), but the Executive acknowledges and agrees that the Executive shall not seek or accept any relief obtained on the Executive’s behalf in any proceeding by any Governmental Agency, private party, class, or otherwise with respect to any Claims covered by this Release (except that this Release does not limit the Executive’s right to receive a bounty or reward or award for information provided to any Governmental Agency).

Furthermore, if any Claim is not subject to release, to the extent permitted by applicable law, the Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Releasees is a party.  Nothing in this Release or otherwise shall prohibit the Executive from reporting possible violations of federal law or regulation to any Governmental Agency, or making other disclosures that are protected under the whistleblower provisions of any applicable law or regulation (it being understood that the Executive does not need the prior authorization of the Company to make any such reports or disclosures or to notify the Company that the Executive has made such reports or disclosures).

2.                                      Acknowledgment.  The Executive understands that the release of Claims contained in this Release extends to all of the aforementioned Claims and potential Claims which arose on or before the date that the Executive signs this Release, whether now known or unknown, suspected or unsuspected, and that this constitutes an essential term of this Release.  The Executive further understands and acknowledges the significance and consequences of this Release and of each specific release and waiver, and expressly consents that this Release shall be given full force and effect to each and all of its express terms and provisions, including those relating to unknown and uncompensated Claims, if any, as well as those relating to any other Claims specified herein.  The Executive hereby waives any right or Claim that the Executive may have to employment, reinstatement or re-employment with the Company.

3.                                      Remedies.  All remedies at law or in equity shall be available to the Releasees for the enforcement of the release contained in this Release.  The release hereunder may be pleaded as a full bar to the enforcement of any Claim released by this Release that the Executive may assert against the Releasees.

4.                                      No Admission of Liability.  This Release is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by any party hereto to the other party.  The Executive acknowledges that the Releasees specifically deny any such violations, and the Company acknowledges that the Executive specifically denies any such violations.

5.                                      Severability.  If any term or provision of this Release shall be held to be invalid or unenforceable for any reason, then such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms or provisions hereof, and such term or provision shall be deemed modified to the extent necessary to make it enforceable.

6.                                      Advice of Counsel; Revocation Period.  The Executive is hereby advised to seek the advice of counsel prior to signing this Release.  The Executive hereby acknowledges that the Executive is acting of his own free will, that he has been afforded a reasonable time to read and review the terms of this Release, and that he is voluntarily executing this Release with full knowledge of its provisions and effects.  The Executive further acknowledges that he has been given at least TWENTY-ONE (21) days within which to consider this Release and that he has SEVEN (7) days following his execution of this Release to revoke his acceptance, with this Release not becoming effective until the 7-day revocation period has expired (the date immediately following the date on which such revocation period expires without exercise of such revocation right, the “Effective Date”).  This Release may not be revoked after the expiration of the aforementioned 7-day revocation period.  The Executive further acknowledges that any changes made to this Release, whether material or nonmaterial, do not restart the aforementioned 21-day consideration period.  If the Executive elects to revoke his execution of this Release, this Release shall not become effective and the Executive must provide written notice of such revocation by certified mail (postmarked no later than seven days after the date the Executive executed this Release) to:

Zyla Life Sciences
600 Lee Road
Suite 100
Wayne, PA 19087
Attention: General Counsel

7.                                      Representations and Warranties.  The Executive represents and warrants that he has not assigned any Claim that he purports to release hereunder and that he has the full power and authority to enter into this Release and bind each of the persons and entities that the Executive purports to bind.  The Executive further represents and warrants that he is bound by, and agrees to be bound by, the Restrictive Covenants (as defined in the Separation Agreement) and any other restrictive covenants contained in any agreement between the Executive and the Company or any of its affiliates, in all cases, in accordance with the terms thereof.

8.                                      Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.  This Release shall be governed by the laws of the State of Delaware without regard to the conflict of law principles of any jurisdiction.  Any legal proceeding arising out of or relating to this Release or the Executive’s employment or service with the Company or any of its affiliates (or the termination thereof) will be instituted in the United States District Court for the District of Delaware (or if federal jurisdiction does not exist, in the state courts located in Wilmington, Delaware) and the applicable courts of appeal covering such courts, and the Executive hereby consents to the personal and exclusive jurisdiction of such court(s) and hereby waives any objection(s) that he may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.  THE EXECUTIVE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE EXECUTIVE’S EMPLOYMENT OR SERVICE WITH THE COMPANY OR ANY OF ITS AFFILIATES OR THE TERMINATION THEREOF, OR THIS RELEASE, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT OF THIS RELEASE (WHETHER ARISING IN CONTRACT, EQUITY, TORT OR OTHERWISE).

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THE UNDERSIGNED, INTENDING TO BE LEGALLY BOUND BY THE FOREGOING TERMS, HEREBY APPLIES HIS SIGNATURE VOLUNTARILY AND WITH FULL UNDERSTANDING OF THE TERMS OF THIS RELEASE AND EXECUTES THIS RELEASE AS OF THE DATE SET FORTH BELOW.

Robert S. Radie

Date